Exhibit 3.78

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is	CHHS Holdings, LLC

.

•	Second: The address of its registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B in the City of Dover. The name of its Registered agent at such address is National Registered Agents, Inc.

.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date on which the limited liability company is to dissolve is .”

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation of CHHS Holdings, LLC this 19 day of January, 2005.

BY:	/s/ Robin Joi Keck

Authorized Person(s)

NAME:	Robin Joi Keck, Organizer
Type or Print

State of Delaware Secretary of State Division of Corporations Delivered 07:05 PM 01/19/2005 FILED 07:05 PM 01/19/2005 SRV 050046662 – 3914324 FILE

Certificate of Amendment to Certificate of Formation

of

CHHS HOLDINGS, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is:

CHHS HOLDINGS, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on September 14, 2007

/s/ Rachel A. Seifert,
Name:	Rachel A. Seifert
Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:51 PM 09/26/2007 FILED 12:02 PM 09/26/2007 SRV 071054206 – 3914324 FILE	DE LL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)